Amendment No. 2

CROWN HOLDINGS, INC.
2013 STOCK-BASED INCENTIVE COMPENSATION PLAN

Pursuant to the power reserved to it in Section 12.1 of the Crown Holdings, Inc. 2013 Stock-Based Incentive Compensation Plan ( the "2013 Plan"), the Board of Directors of Crown Holdings, Inc. hereby amends the 2013 Plan, effective February 25, 2021, as follows:

1.Section 19 is hereby amended and restated in its entirety to read as follows:

"19.    Recoupment

Notwithstanding any provision of the Plan or any Award to the contrary, with respect to any Award (or portion thereof) that is based upon a Performance Goal, if the Company is subsequently required to restate its financial statements resulting in the Company's financial results being reduced such that the Award (or any portion thereof) would not have been awarded (or would have been awarded with respect to a smaller number of shares of Common Stock), the Committee may reduce such Award if it determines, in its sole discretion, that the Participant engaged in intentional misconduct or fraud that resulted in such restatement. In such event, the Participant's Award may be reduced to the amount, if any, that would have been earned on the basis of the revised financial statements, as determined by the Committee in its sole discretion and the Company shall be entitled to seek recoupment from the Participant (in payment of cash or delivery of an amount of shares of Common Stock) for the amount of any excess, as the Committee deems appropriate under the circumstances. As a condition to participation in the Plan, each Participant shall agree that his or her Award (or a portion thereof) may be reduced or recouped pursuant to this Section 19."

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To record the adoption of this Amendment No. 2 to the 2013 Plan, Crown Holdings, Inc. has authorized its officers to affix its corporate name effective as of the date indicated above.

12609954.3.TAX

                                CROWN HOLDINGS, INC.

                                By: /s/ Timothy J. Donahue
                                Name: Timothy J. Donahue
                                Title: President and Chief Executive Officer